Exhibit 24.1

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Edward F. Lonergan and Joseph F. Smorada, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign JohnsonDiversey Holdings, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 28, 2007 and any and all amendments thereto, and to file the same, with all exhibits and schedules thereto, and other documents therewith, with the Securities and Exchange Commission, and hereby grants unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 7th day of March, 2008.

/s/ Edward F. Lonergan	/s/ Joseph F. Smorada
Edward F. Lonergan	Joseph F. Smorada
Chief Executive Officer, President and Director	Vice President and Chief Financial Officer

/s/ S. Curtis Johnson III	/s/ Todd C. Brown
S. Curtis Johnson III	Todd C. Brown
Director and Chairman	Director

/s/ Irene M. Esteves	/s/ Robert M. Howe
Irene M. Esteves	Robert M. Howe
Director	Director

/s/ Helen Johnson-Leipold	/s/ Clifton D. Louis
Helen Johnson-Leipold	Clifton D. Louis
Director	Director

/s/ Norman Clubb	/s/ Neal R. Nottleson
Norman Clubb	Neal R. Nottleson
Director	Director

/s/ John Rice	/s/ Reto Wittwer
John Rice	Reto Wittwer
Director	Director